UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 9, 2024

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC
(The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 3 to Semiconductor Patent License Agreement

On December 9, 2024 (the “Execution Date”), Rambus Inc. (the “Company”) and Micron Technology, Inc. (“Micron”) entered into an amendment (the “Amendment”) to the Semiconductor Patent License Agreement, dated December 9, 2013, as amended on September 2, 2020 and December 1, 2020 (the “SPLA”), between the Company and Micron. Under the Amendment, the parties agreed to extend the patent license for memory and semiconductor products to 2029 and made modifications to certain other terms under the SPLA.

The foregoing descriptions of the Amendment are qualified in their entirety by reference to the full text of the agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to a subsequent periodic report. The Company intends to redact certain confidential portions of the Agreement because such confidential portions are not material and would be competitively harmful if publicly disclosed.

A copy of the press release issued by the Company relating to the matter discussed above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated December 10, 2024.

104	Cover Page Interactive Date File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2024	Rambus Inc.

/s/ John Shinn
John Shinn, Senior Vice President and General Counsel